Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of R.H. Donnelley Corporation, a Delaware corporation (the “Company”), hereby constitutes and appoints David C. Swanson, Steven M. Blondy and Robert J. Bush, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statement(s) on Form S-4 relating to the registration of common stock, par value $1.00 per share, of the Company to be issued in connection with the proposed merger of Dex Media Inc. with and into Forward Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.
     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

SIGNATURES

/s/ David C. Swanson	Chief Executive Officer, Chairman of	October 31, 2005

David C. Swanson	the Board and Director (Principal
Executive Officer)

/s/ Steven M. Blondy	Senior Vice President and Chief	October 31, 2005

Steven M. Blondy	Financial Officer (Principal Financial
Officer)

/s/ Robert A. Gross	Vice President and Controller	October 31, 2005

Robert A. Gross	(Principal Accounting Officer)

/s/ Nancy E. Cooper	Director	October 31, 2005

Nancy E. Cooper

/s/ Scott N. Flanders	Director	October 31, 2005

Scott N. Flanders

/s/ Robert R. Gheewalla	Director	October 31, 2005

Robert R. Gheewalla

/s/ Robert Kamerschen	Director	October 31, 2005

Robert Kamerschen

/s/ Terence M. O’Toole	Director	October 31, 2005

Terence M. O’Toole

/s/ Alan F. Schultz	Director	October 31, 2005

Alan F. Schultz

/s/ David M. Veit	Director	October 31, 2005

David M. Veit

/s/ Barry Lawson Williams	Director	October 31, 2005

Barry Lawson Williams

/s/ Edwina Woodbury	Director	October 31, 2005

Edwina Woodbury